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                                         Filed Pursuant to Rule 424(b)(3)
                                         File No. 333-71969
 __________________________________________________________________________


                               DATALINK.NET, INC.

                     SUPPLEMENT NO. 3 DATED MARCH 9, 2000
                     TO PROSPECTUS DATED OCTOBER 4, 1999


     This Supplement contains information relating to the table under the caption "Selling Securityholders" in our October 4, 1999 prospectus.

     Mr. Michael Volpe has now transferred warrants to purchase a total of 997 shares of our common stock to Commonwealth Associates. As a result of this transaction, Michael Volpe is no longer a selling securityholder and the disclosures concerning Commonwealth Associates is updated as follows:

                                 Beneficial Ownership Before Offering
                            ________________________________________________

                            Number of
                             Shares
                            Issued or
                            Issuable      Issued or
                            on Conver-    Issuable
                             sion of      on Exer-
                            Preferred     cise of      Shares      Warrants
Selling Securityholder        Stock       Warrants     Offered     Offered
______________________      _________     _________    ________    ________

Commonwealth Associates        -0-         419,550     419,550      419,550